EXHIBIT 99.1
ECHO
ELECTRONIC CLEARING HOUSE, INC.


FOR IMMEDIATE RELEASE
---------------------


                ELECTRONIC CLEARING HOUSE, INC. (ECHO) ANNOUNCES
                          THIRD QUARTER FY 2004 RESULTS

          -    TOTAL  REVENUE  INCREASES  14.9%  TO  $12.2  MILLION
          -    OPERATING  INCOME  RISES  91.8%  TO  $1.1  MILLION

CAMARILLO,  CALIF.,  AUGUST  11, 2004 - Electronic Clearing House, Inc. (NASDAQ:
ECHO), a leading provider of electronic payment and transaction processing services, today reported financial and operating results for the third fiscal quarter ended June 30, 2004.

THIRD  QUARTER  HIGHLIGHTS:
Financial highlights for the third quarter of 2004, as compared to the same period last year, were as follows:

     -    Total  revenue  increased  14.9%  to  $12.2  million
     - Check-related revenue increased 44.3% to $2.8 million, or 23.3% of total revenue
     -    Bankcard  and  transaction  processing  revenue increased 8.2% to $9.3 million
     -    ACH  transactions  processed  jumped  98.7%  to 6 million transactions
     - Gross margin from processing and transaction revenue improved to 37.1% from 32.2% in Q3 FY 2003
     -    Operating  income  rose to $1.1 million, up from $0.6 million in Q3 FY
          2003
     -    Diluted earnings per share increased to $0.09 from $0.05 in Q3 FY 2003

"We are pleased to report another quarter of solid revenue growth and improving profitability, driven by organic growth in our bankcard processing business and the increasing contribution of our higher margin check services to our overall results," said Joel M. Barry, Chairman and CEO of Electronic Clearing House, Inc.

"During the third quarter, we continued to focus on growing our check services by training Visa member banks' sales teams and associates on the Visa POS Check program's numerous merchant benefits. We have now successfully rolled out the program at Cole National Corporation's Pearle Vision and Things Remembered chains, with a total of 1,200 locations running on the system. Discussions and bidding activity with prospective customers, including a number of national retail chains, picked up significantly during the third quarter. We continue to build strategic relationships with other service providers in related industries to quicken our check services time to market via our current distribution channels. We also continue to make progress in rolling out our MerchantAmerica Agent Bank program, with more than 20 banks enrolled in this program in the past year," said Mr. Barry.

Total revenue for the third quarter of fiscal 2004 was a record $12,152,000, an increase of 14.9%, as compared to $10,578,000 in the prior year quarter.

Bankcard processing and transaction revenue increased 8.2% to $9,315,000 in the third quarter of fiscal 2004 from $8,612,000 in the prior year quarter. This increase was primarily attributable to the Company's continuous organic growth in bankcard processing volume from existing merchants and new merchants generated as a result of other marketing programs.

Check-related revenues increased 44.3% to $2,837,000 for the three months ended June 30, 2004, compared with $1,966,000 in the prior year quarter. This was primarily due to an increase in ACH processing revenue, which increased as a result of a 98.7% increase in total ACH transactions processed, 6 million transactions in the quarter ended June 30, 2004, as compared to 3 million in the prior year quarter, an increase of check conversion revenue as a result of growing acceptance of ECHO's Visa POS Check Service program, and increased verification revenue.

The Company reported net income of $651,000, or $0.09 per fully diluted share, in the third quarter of fiscal 2004, as compared to $308,000, or $0.05 per fully diluted share, in the same period last year. Third quarter results were favorably affected by revenue growth in all business segments and a decrease in interest expense due to the repayment of loans associated with the sale of the building formerly housing ECHO's executive offices in March 2004.

Gross margin from processing and transaction revenue rose to $4,484,000 from $3,391,000 in the prior year quarter. This translated to a gross margin of 37.1% in the third quarter of fiscal 2004, up from 32.2% in the year-ago quarter and up from 36.2% in the prior quarter (Q2 2004). The gross margins improved from the prior quarter as a result of an interchange fee increase implemented by the card associations in February 2004 that ECHO began passing to its merchants in April 2004.

Other operating costs as a percentage of total revenue increased to 10.2%, from 9.9% in the third quarter of fiscal 2003. ECHO continued to invest in personnel costs to support the implementation and training of the various financial institutions that have chosen the Company as their Third-Party Processor under the Visa POS Check program. Additionally, the cost of customer support increased substantially over the prior year period due to significantly higher volumes of checks processed.

Selling, general and administrative expenses were 15.5% of total revenue in the third quarter of fiscal 2004, compared with 13.8% in the third quarter of fiscal 2003. This was primarily attributable to an increase in personnel costs and employee benefits, increases in sales and marketing expenses, and an increase in rent expense due to ECHO's new corporate relocation in October 2003.

Operating income rose to $1,082,000, or 8.9% of revenues in the third quarter of 2004, from $564,000, or 5.3% of revenues in the year-ago quarter. The improvement can be primarily attributed to strong revenue growth and expansion in the gross profit margin over the prior year quarter.

The Company generated $9,045,000 of cash from operating activities in the nine months ended June 30, 2004, as compared to $5,366,000 cash provided by operating activities in the same period last year. A significant portion of this cash increase was attributable to a $5,110,000 net increase in settlement receivable/payable to merchants.

Mr. Barry observed that, "ECHO's balance sheet is very solid, with $15,316,000 in cash and cash equivalents, $7,772,000 in working capital, only $888,000 in long-term debt, and $15,664,000 in stockholders' equity as of June 30, 2004. This strong financial condition provides us with the flexibility to support strategic growth initiatives in our check services business."

BUSINESS  OUTLOOK
For the fiscal year 2004, the Company tightened its guidance on revenue growth to 16-20% and confirming gross margin guidance of 36-38%, and income from operations of 7-9%.

CONFERENCE  CALL

The Company will host a conference call at 1:30 p.m. PDT (4:30 p.m. EDT) today to discuss third quarter 2004 results. To participate in the conference call, please dial the following number five to ten minutes prior to the scheduled conference call time: (800) 399-7496. International callers should dial (706) 634-6508. There is no pass code required for this call. This conference call will be broadcast live over the Internet and can be accessed by all interested parties on the Investor Relations section of ECHO's website at www.echo-inc.com.
                                                               ----------------

ABOUT  ELECTRONIC  CLEARING  HOUSE,  INC.  (ECHO)

Electronic Clearing House, Inc. provides a complete solution to the payment processing needs of merchants, banks and collection agencies. ECHO's services include debit and credit card processing, check guarantee, check verification, check conversion, check re-presentment, and check collection.

For  more  information  about  ECHO,  please  visit  www.echo-inc.com.
                                                     ----------------

SAFE HARBOR STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995: Any statements set forth above that are not historical facts are forward-looking statements that involve risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements. Examples of forward-looking statements in this press release include, but are not limited to, our belief that our check services program and continued results in bankcard and transaction processing will drive continued double digit revenue growth and improving gross margins, as well as our specific financial guidance for the full fiscal year 2004. Potential risks and uncertainties include, but are not limited to, such factors as fluctuations in demand for the Company's products and services, the introduction of new products and services, the Company's ability to maintain customer and strategic business relationships, technological advancements, impact of competitive products and services and pricing, growth in targeted markets, the adequacy of the Company's liquidity and financial strength to support its growth, and other information detailed from time to time in the Company's filings with the United States Securities and Exchange Commission.


                           - FINANCIAL TABLES FOLLOW -

                               ELECTRONIC CLEARING HOUSE, INC.
                                 CONSOLIDATED BALANCE SHEETS
                                         (UNAUDITED)

                                            ASSETS

                                                                 JUNE 30,      SEPTEMBER 30,
                                                                   2004            2003
                                                               -------------  ---------------

Current assets:
  Cash and cash equivalents                                    $ 15,316,000   $    5,641,000
  Restricted cash                                                 1,042,000          977,000
  Settlement receivable                                             498,000          717,000
  Accounts receivable less allowance of $157,000 and $91,000      1,916,000        1,918,000
  Prepaid expenses and other assets                                 289,000          307,000
  Deferred tax asset                                                    -0-           86,000
                                                               -------------  ---------------
    Total current assets                                         19,061,000        9,646,000

Noncurrent assets:
  Property and equipment, net                                     2,135,000        2,928,000
  Software, net                                                   6,261,000        4,445,000
  Deferred tax asset                                                    -0-        1,256,000
  Other assets, net                                                 384,000          500,000
                                                               -------------  ---------------

    Total assets                                               $ 27,841,000   $   18,775,000
                                                               =============  ===============

                              LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
  Short-term borrowings and current portion of long-term debt  $    919,000   $      901,000
  Accounts payable                                                  324,000          779,000
  Settlement payable                                              8,320,000        3,429,000
  Accrued expenses                                                1,487,000        1,336,000
  Deferred income                                                    20,000              -0-
  Deferred tax liability                                            219,000              -0-
                                                               -------------  ---------------
    Total current liabilities                                    11,289,000        6,445,000

Long-term debt                                                      888,000        1,961,000
                                                               -------------  ---------------
    Total liabilities                                            12,177,000        8,406,000
                                                               -------------  ---------------

Commitments and contingencies

Stockholders' equity:
  Common stock, $0.01 par value, 36,000,000 authorized:
  6,408,081 and 5,920,174 shares issued; 6,369,812 and
  5,881,905 shares outstanding                                       64,000           59,000
  Additional paid-in capital                                     24,485,000       21,641,000
  Accumulated deficit                                            (8,419,000)     (10,865,000)
  Less treasury stock at cost, 39,269 common shares                (466,000)        (466,000)
                                                               -------------  ---------------
    Total stockholders' equity                                   15,664,000       10,369,000
                                                               -------------  ---------------

  Total liabilities and stockholders' equity                   $ 27,841,000   $   18,775,000
                                                               =============  ===============

                                           ELECTRONIC CLEARING HOUSE, INC.
                                        CONSOLIDATED STATEMENTS OF OPERATIONS
                                                     (UNAUDITED)

                                                                     THREE MONTHS                NINE MONTHS
                                                                     ENDED JUNE 30,             ENDED JUNE 30,
                                                              --------------------------  --------------------------
                                                                  2004          2003          2004          2003
                                                              ------------  ------------  ------------  ------------
Revenues:
  Processing revenue                                          $ 6,217,000   $ 5,673,000   $18,152,000   $15,559,000
  Transaction revenue                                           5,854,000     4,853,000    16,914,000    13,837,000
  Other revenue                                                    81,000        52,000       207,000       250,000
                                                              ------------  ------------  ------------  ------------

                                                               12,152,000    10,578,000    35,273,000    29,646,000
                                                              ------------  ------------  ------------  ------------
Costs and expenses:
  Processing and transaction expense                            7,587,000     7,135,000    21,945,000    19,809,000
  Other operating costs                                         1,240,000     1,047,000     3,903,000     3,049,000
  Research and development expense                                363,000       375,000     1,090,000     1,101,000
  Selling, general and administrative expenses                  1,880,000     1,457,000     5,534,000     4,131,000
                                                              ------------  ------------  ------------  ------------

                                                               11,070,000    10,014,000    32,472,000    28,090,000
                                                              ------------  ------------  ------------  ------------

Income from operations                                          1,082,000       564,000     2,801,000     1,556,000
Interest income                                                    19,000         6,000        49,000        21,000
Interest expense                                                  (31,000)      (51,000)     (146,000)     (150,000)
Gain on sale of building                                              -0-           -0-     1,319,000           -0-
                                                              ------------  ------------  ------------  ------------

Income before provision for income tax
and cumulative effect of an accounting change                   1,070,000       519,000     4,023,000     1,427,000

Provision for income taxes                                       (419,000)     (211,000)   (1,577,000)     (617,000)
                                                              ------------  ------------  ------------  ------------
Income before cumulative effect of an accounting change           651,000       308,000     2,446,000       810,000
Cumulative effect of an accounting change to adopt SFAS 142           -0-           -0-           -0-    (4,707,000)
                                                              ------------  ------------  ------------  ------------

Net earnings (loss)                                           $   651,000   $   308,000   $ 2,446,000   $(3,897,000)
                                                              ============  ============  ============  ============

Basic net earnings (loss) per share
  Before cumulative effect of accounting change               $      0.10   $      0.05   $      0.39   $      0.14
  Cumulative effect of accounting change                              -0-           -0-           -0-         (0.81)
                                                              ------------  ------------  ------------  ------------
  Basic net earnings (loss) per share                         $      0.10   $      0.05   $      0.39   $     (0.67)
                                                              ============  ============  ============  ============

Diluted net earnings (loss) per share
  Before cumulative effect of accounting change               $      0.09   $      0.05   $      0.35   $      0.14
  Cumulative effect of accounting change                              -0-           -0-           -0-         (0.80)
                                                              ------------  ------------  ------------  ------------
  Diluted net earnings (loss) per share                       $      0.09   $      0.05   $      0.35   $     (0.66)
                                                              ============  ============  ============  ============

Weighted average shares outstanding
  Basic                                                         6,347,919     5,810,787     6,289,843     5,802,802
                                                              ============  ============  ============  ============
  Diluted                                                       6,977,897     6,039,990     6,890,389     5,917,532
                                                              ============  ============  ============  ============

                            ELECTRONIC CLEARING HOUSE, INC.
                         CONSOLIDATED STATEMENTS OF CASH FLOWS
                                      (UNAUDITED)

                                                                   NINE MONTHS
                                                                   ENDED JUNE 30,
                                                            --------------------------
                                                                2004          2003
                                                            ------------  ------------
Cash flows from operating activities:
  Net income (loss)                                         $ 2,446,000   $(3,897,000)
  Adjustments to reconcile net income (loss) to net
     cash provided by operating activities:
    Gain on sale of building                                 (1,319,000)          -0-
    Depreciation                                                446,000       498,000
    Amortization of software                                  1,061,000       649,000
    Provision for losses on accounts and notes receivable        84,000        45,000
    Fair value of stock issued in connection with
     directors' compensation                                        -0-        21,000
    Deferred income taxes                                     1,561,000       571,000
    Stock option compensation                                    25,000        20,000
    Cumulative effect of an accounting change                       -0-     4,707,000
  Changes in assets and liabilities:
    Restricted cash                                             (65,000)     (206,000)
    Accounts receivable                                         (82,000)     (340,000)
    Settlement receivable                                       219,000      (559,000)
    Accounts payable                                           (455,000)      (90,000)
    Settlement payable                                        4,891,000     3,761,000
    Deferred income                                              20,000           -0-
    Accrued expenses                                            145,000       304,000
    Prepaid expenses                                             68,000      (118,000)
                                                            ------------  ------------

    Net cash provided by operating activities                 9,045,000     5,366,000
                                                            ------------  ------------

  Cash flows from investing activities:
    Other assets                                                 17,000        74,000
    Purchase of equipment                                      (398,000)     (139,000)
    Proceed from sale of building                             2,233,000           -0-
    Purchased and capitalized software                       (2,554,000)   (1,990,000)
                                                            ------------  ------------
  Net cash used in investing activities                        (702,000)   (2,055,000)
                                                            ------------  ------------

  Cash flows from financing activities:
    Proceeds from issuance of notes payable                     811,000       292,000
    Repayment of notes payable                               (1,827,000)     (133,000)
    Repayment of capitalized leases                            (476,000)     (339,000)
    Proceeds from private placement                           2,693,000           -0-
    Proceeds from exercise of stock options                     131,000        23,000
                                                            ------------  ------------

    Net cash provided by (used in) financing activities       1,332,000      (157,000)
                                                            ------------  ------------

Net increase in cash                                          9,675,000     3,154,000
Cash and cash equivalents at beginning of period              5,641,000     2,409,000
                                                            ------------  ------------

Cash and cash equivalents at end of period                  $15,316,000   $ 5,563,000
                                                            ============  ============

CONTACT:
-------
Donna Rehman, Corporate Secretary             Crocker  Coulson,  Partner
(800) 262-3246, ext. 8533                     CCG  Investor  Relations
Electronic Clearing House, Inc.               818-789-0100
Camarillo, CA                                 E-MAIL:  crocker.coulson@ccgir.com
                                                       -------------------------
URL:http://www.echo-inc.com
---------------------------
E-MAIL:corp@echo-inc.com
       -----------------


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